305 Forest Ave Woodmere, NY, 11598	Telephone 347-318-8859

This memorializes the deliverables by Fluid Games, Ltd to (“Fluid”) Pocket Games, Inc., Inc., (“Pocket”) for the development of the mobile game known as “SH3G” in accordance with the schedule below:

DELIVERABLES BY FLUID GAMES & PAYMENTS DUE BY POCKET GAMES:

1)	January 13, 2014 – Delivery of Beta Stage of SH3G

Total = $5,000

2)	February 3, 2014 – Delivery of EC State on iOs

Total = $5,000

3)	16th February 16, 2014 - Delivery of MC Stage on iOs

Total = $3,000

4)	March 10, 2014 – Delivery of DLC Stage on iOs

Total=$3,000

5)	March 31, 2014 –Delivery of all content on Android Tablet

Total= $14,000

IN WITNESS WHEREOF, the parties hereto have agreed to this work schedule intending to be legally bound and to be effective as January 13, 2014, executed as of February 3, 2014. This schedule may be modified by the written mutual consent of the parties.

Pocket Games, Inc.	Fluid Games, Ltd

By: /s/ David Lovatt	By: /s/ Simon Prytherch

Name: David Lovatt	Name: Simon Prytherch

Title: Chief Executive Officer	Title: Chief Executive Officer